Exhibit 107.1

Calculation of Filing Fee Table

F-10

(Form Type)

Rogers Communications, Inc.

Rogers Communications Canada, Inc.

(Exact Name of Registrants as Specified in their Charters)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Price per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Fees to be Paid	Debt	2.95% Senior Notes due 2025	457(o)			$1,000,000,000	0.00011020	$110,200

Fees to be Paid	Other	Guarantees of 2.95% Senior Notes due 2025(2)	Other			—		(3)

Fees to be Paid	Debt	3.20% Senior Notes due 2027	457(o)			$1,300,000,000	0.00011020	$143,260

Fees to be Paid	Other	Guarantees of 3.20% Senior Notes due 2027(2)	Other			—		(3)

Fees to be Paid	Debt	3.80% Senior Notes due 2032	457(o)			$2,000,000,000	0.00011020	$220,400

Fees to be Paid	Other	Guarantees of 3.80% Senior Notes due 2032(2)	Other			—		(3)

Fees to be Paid	Debt	4.50% Senior Notes due 2042	457(o)			$750,000,000	0.00011020	$82,650

Fees to be Paid	Other	Guarantees of 4.50% Senior Notes due 2042(2)	Other			—		(3)

Fees to be Paid	Debt	4.55% Senior Notes due 2052	457(o)			$2,000,000,000	0.00011020	$220,400

Fees to be Paid	Other	Guarantees of 4.55% Senior Notes due 2052(2)	Other			—		(3)

	Total Offering Amounts					$7,050,000,000(4)		$776,910

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$776,910

(1)

The value of the securities canceled upon the issuance of the securities registered on this Form F-10, calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), is equal to the principal amount of such securities.

(2)	No separate consideration will be received for the guarantees. Rogers Communications Canada Inc. will guarantee the notes being registered.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable in respect of the guarantees registered hereunder.
(4)	Represents the maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.